SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

Commission	Exact Name of Registrant as Specified	I.R.S. Employer
File Number	in its Charter	Identification No.

1-11607	DTE Energy Company
	(a Michigan corporation)	38-3217752
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company (a Michigan Corporation)	38-0478650
2000 2nd Avenue Detroit, MI 48226-1279
(313) 235-8000

Item 5. Other Events

     Today, June 20, 2003, The Detroit Edison Company (“Detroit Edison”), a subsidiary of DTE Energy Company (“DTE Energy”), issued a Press Release in which it announced that it would file a request with the Michigan Public Service Commission for a transitional rate plan. This is Detroit Edison’s first request for a rate increase in over a decade. For a detailed discussion, please see Detroit Edison’s Press Release dated June 20, 2003, attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

  (c) Exhibits

99.1	Press Release of Detroit Edison dated June 20, 2003, reporting Detroit Edison’s request to the Michigan Public Service Commission to increase Detroit Edison’s rates.

99.2	Detroit Edison’s summary, as posted on DTE Energy’s website at http://www.dteenergy.com, of its request to the Michigan Public Service Commission to increase Detroit Edison’s rates.

Item 9. Regulation FD Disclosure

     Attached and incorporated into this Item 9 by reference as Exhibit 99.2 is a copy of Detroit Edison’s summary, as posted on DTE Energy’s website at http://www.dteenergy.com, of its request to the Michigan Public Service Commission to increase Detroit Edison’s rates.

     Forward-Looking Statements:

     This Form 8-K contains “forward-looking statements” that are subject to risks and uncertainties. They should be read in conjunction with the forward-looking statements in DTE Energy’s and Detroit Edison’s 2002 Form 10-K Item 1 (incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this document as a result of new information or future events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date:	June 20, 2003	DTE ENERGY COMPANY
(Registrant)

/s/ N. A. Khouri
N. A. Khouri
Vice President and Treasurer

Date:	June 20, 2003	THE DETROIT EDISON COMPANY
(Registrant)

/s/ N. A. Khouri
N. A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Detroit Edison dated June 20, 2003, reporting Detroit Edison’s request to the Michigan Public Service Commission to increase Detroit Edison’s rates.

99.2	Detroit Edison’s summary, as posted on DTE Energy’s website at http://www.dteenergy.com, of its request to the Michigan Public Service Commission to increase Detroit Edison’s rates.

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